EXHIBIT 8.1

[Form of Opinion of Dewey & LeBoeuf LLP as to Tax Matters]

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 T +1 212 259-8000 F +1 212 259-6333

[—], 2011

AGL Resources Inc.

Ten Peachtree Place, NE

Atlanta, GA 30309

Ladies and Gentlemen:

We have acted as counsel to AGL Resources Inc., a Georgia corporation (“AGL”), in connection with the proposed merger of Apollo Acquisition Corp., an Illinois corporation and direct, wholly-owned subsidiary of AGL (“Merger Sub”), with and into Nicor, Inc., an Illinois corporation (“Nicor”), with Nicor as the surviving corporation (the “Merger”), followed immediately after the effective time of the Merger by a merger of Nicor, as the surviving corporation in the Merger, with and into Ottawa Acquisition LLC, an Illinois limited liability company and direct, wholly-owned subsidiary of AGL (“Merger LLC”), with Merger LLC as the surviving company (the “Subsequent Merger,” and, together with the Merger, the “Transaction”) on the terms and conditions set forth in the Agreement and Plan of Merger among AGL, Nicor, Merger Sub, and Merger LLC, dated as of December 6, 2010 (together with the documents and agreements described therein, the “Merger Agreement”). In that capacity, we have participated in the preparation of a registration statement filed on Form S-4 (File No. 333-172084) with the Securities and Exchange Commission (the “SEC”) under the

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Securities Act of 1933, as amended (the “Act”), on February 4, 2011, as amended through the date hereof (the “Registration Statement”).

In rendering the opinions set forth herein (the “Opinions”), we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the representation letters of AGL, Nicor, Merger Sub, and Merger LLC each dated today, which have been delivered to us for purposes of the Opinions (the “Officer’s Certificates”), and (iv) such other documents, certificates and records as we have deemed necessary and appropriate for purposes of rendering our Opinions. In addition, we have assumed (without independent investigation or verification) that (i) the statements concerning the Transaction contained in the Registration Statement (other than statements of United States federal income tax law or legal conclusions with respect thereto) and other documents or materials referred to herein are true, correct and complete, and will continue to be so, and no action has been or will be taken that is inconsistent with any such statement or that makes any such statement untrue, incorrect, or incomplete, (ii) the Merger Agreement is the only agreement or understanding containing and/or comprising the substantive terms of the Transaction and that the terms set forth therein will be complied with in all respects, (iii) the factual representations set forth in each of the Officer’s Certificates are true, correct and complete, and will continue to be so, and no action has been or will be taken that is inconsistent with any such representation or that makes any such representation untrue, incorrect, or incomplete, (iv) any factual representation made in the Registration Statement (other than statements of United States federal income tax law or legal conclusions with respect thereto), the Merger Agreement, the Officer’s Certificates or other

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documents or materials referred to herein that is made to “the best knowledge of,” “in the estimation of,” or any representation where the person providing such representation states that they “understand that,” or, in each case, any similarly qualified representation, is true, correct and complete without such qualification, (v) with respect to any representation relating to the absence of any plan, there is in fact no plan, intention, understanding or agreement, (vi) the Transaction will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Registration Statement, and in accordance with the provisions of the Merger Agreement, without the waiver or modification of any of the terms or conditions contained therein, (vii) each document submitted to us has been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as it has been provided to us, (viii) each document submitted to us will be legal, valid, binding and enforceable, (ix) all obligations imposed on, or covenants agreed to by, the parties pursuant to the documents or other materials referred to herein have been or will be performed or satisfied in accordance with their terms, and (x) all signatures are genuine and all natural persons have the requisite legal capacity.

Based on and subject to the foregoing, we hereby confirm that:

1.

the discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Transaction,” subject to the facts, limitations, qualifications and assumptions set forth in such Registration Statement,

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constitutes our opinion as to the United States federal income tax consequences that are anticipated to be material to holders of shares of Nicor common stock addressed in the discussion insofar as the discussion sets forth statements of United States federal income tax law or legal conclusions with respect thereto; and

2.	in our opinion, the Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and each of AGL and Nicor will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

The Opinions express our view only as to the United States federal income tax laws in effect as of the date hereof and no opinion is rendered with respect to the tax consequences of the transactions described in the Merger Agreement under state, local, or foreign law or any other issue, including any other tax issues with respect to the transactions described in the Merger Agreement. In rendering our Opinions, we have considered applicable provisions of the Code, the Treasury Regulations thereunder, pertinent judicial authorities, rulings of the Internal Revenue Service (the “Service”), and

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such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such authorities upon which the Opinions rely are subject to change on a prospective or retroactive basis. In the event of a change in law, our Opinions may no longer be valid. If any fact, statement, representation or assumption described or contained herein or in the Officer’s Certificates, the Merger Agreement, or the Registration Statement, is not true, correct and complete, our Opinions may no longer be valid.

The facts, statements, representations and assumptions described or contained herein and in the Officer’s Certificates, the Merger Agreement, and the Registration Statement are material to our Opinions and, if challenged, the ultimate resolution of the issues addressed in our Opinions will be dependent upon adequate proof of these facts, statements, representations and assumptions. We note that, in reaching our Opinions, we have assumed, with your consent, that if challenged, the facts, statements, representations and assumptions contained herein and in the Officer’s Certificates, the Merger Agreement, and in the Registration Statement will be properly presented, and the Service, and the courts of competent jurisdiction, if necessary, will find that such facts, statements, representations and assumptions are true, correct and complete. If the Service, or a court of competent jurisdiction, finds that any fact, statement, representation or assumption described or contained herein or in the Officer’s Certificates, the Merger Agreement, or the Registration Statement, is not true, correct and complete, our Opinions may no longer be valid.

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You should be aware that our Opinions are not binding on the courts or on any administrative agency, including the Service, and a court or agency may act or hold to the contrary. We undertake no obligation to update our Opinions at any time. Our Opinions are provided as legal opinions only, and not as a guaranty or warranty, and are limited to the specific transactions, documents and matter described herein. No opinion may be implied or inferred beyond that which is expressly stated above.

The Opinions are furnished by us as counsel to AGL. We hereby consent to the discussion of our Opinions in the Registration Statement, to the filing of the Opinions as an exhibit to the Registration Statement and to the reference to us as tax counsel in the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,